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                                                                  EXHIBIT 8(a)

                                                 ___________, 1999


Esenjay Exploration, Inc.
500 Dallas, Suite 2920
Houston, Texas 77002


Ladies and Gentlemen:

         We have acted as counsel to Esenjay Exploration, Inc., a Delaware corporation ("ESENJAY") in connection with the transactions described in that certain Plan and Agreement of Merger (the "MERGER AGREEMENT") dated as of May 11, 1999, among Esenjay and 3DX Technologies, Inc., a Delaware corporation ("3DX").

         We have been engaged by Esenjay to render our opinion with respect to the material United States federal income tax consequences of the merger (the "MERGER") of 3DX with and into Esenjay, with Esenjay as the surviving entity, pursuant to the Merger Agreement, on Esenjay, the stockholders of Esenjay on the Effective Date ("ESENJAY STOCKHOLDERS"), 3DX, and the 3DX stockholders on the Effective Date ("3DX STOCKHOLDERS"). Pursuant to the Merger, the 3DX Stockholders can elect to receive either Esenjay Common Stock and/or ESNJ-CP Stock in exchange for their 3DX Common Stock. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

         In connection with rendering this opinion, we have assumed (without any independent investigation) that:

         1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective
               Date) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof.

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         2.    Any statement made in any of the documents referred to herein,
               "to the best of the knowledge" of any person or party is correct without such qualification.

         3. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and no actions have been (or will be) taken which are inconsistent with such representations.

         In rendering our opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants, statements and representations contained in originals or copies, certified or otherwise identified to our satisfaction of (i) the Form S-4 Registration Statement of Esenjay, (ii) the Merger Agreement, (iii) the factual representations contained in (a) the Officer's Certificate of Esenjay dated ___________, 1999, and (b) the Officer's Certificate of 3DX dated ___________, 1999, and
(iv) such other documents as we have deemed necessary or appropriate (collectively, the "OPERATIVE DOCUMENTS"). We have assumed that the facts and information contained in all the Operative Documents are true, correct and complete in all material respects as of ___________, 1999, as well as at the Effective Date.

         Our opinion is conditioned on, among other things, (i) the initial and continuing accuracy of the facts, information, covenants, statements and representations set forth in the documents referred to above and (ii) the consummation of the Merger in accordance with the terms of the Merger Agreement and other Operative Documents.

         Based solely on the foregoing, we are of the opinion that the United States federal income tax consequences of the Merger to Esenjay, the Esenjay Stockholders, 3DX, and the 3DX Stockholders will be as follows:

         1. The Merger will qualify as a "reorganization" within the meaning of section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "CODE").

         2. No gain or loss will be recognized by Esenjay with respect to the Merger.

         3. No gain or loss will be recognized by the Esenjay Stockholders with respect to the Merger.


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         4.    No gain or loss will be recognized to 3DX with respect to the
               Merger.

         5. No gain or loss will be recognized by the 3DX Stockholders upon the conversion of their 3DX Common Stock into Esenjay Common Stock pursuant to the Merger.

         6. Although subject to the uncertainty of newly-enacted law, no gain or loss should be recognized by the 3DX Stockholders upon the conversion of their 3DX Common Stock into ESNJ-CP Stock pursuant to the Merger.

         7. The basis of the Esenjay Common Stock and ESNJ-CP Stock received by the 3DX Stockholders will be the same as the basis of the 3DX Common Stock in the hands of such 3DX Stockholders immediately prior to the Merger.

         8. The holding period of the Esenjay Common Stock and ESNJ-CP Stock to be received by the 3DX Stockholders will include the holding period of the 3DX Common Stock exchanged therefor, provided that the 3DX Common Stock is held as a capital asset on the date of the exchange.

         This opinion does not discuss all aspects of United States federal income taxation that may be relevant to a 3DX Stockholder in light of his or her particular circumstances, or to certain types of 3DX Stockholders that are subject to special treatment under federal income tax laws (including persons who hold 3DX Common Stock as part of a tax-qualified retirement plan or straddle or hedge, dealers in securities, traders in securities electing mark to market, insurance companies, tax exempt organizations, financial institutions, broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States). Further, we provide no opinion with respect to the value of consideration other than Esenjay Common Stock, if any, received in the Merger (including expense reimbursement amounts), nor the tax consequences of any transactions undertaken by a 3DX Stockholder before or after the Effective Date.

         We note that the opinion of counsel has no binding effect or official status of any kind with the Internal Revenue Service or the courts. Further, no private letter ruling has been sought from the Internal Revenue Service on any of the matters discussed. Without impairing the nature of the opinion given, if there were ultimately an adverse determination as to any of the United States tax issues discussed herein, Esenjay and/or 3DX and/or the 3DX Stockholders could sustain different tax consequences than are described herein. Further, our opinion is based upon the Internal Revenue

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Code of 1986, regulations promulgated or proposed thereunder and interpretations thereof by the Internal Revenue Service and the courts, all as of the date hereof. All of such rules could change with retroactive effect, and our opinion could be adversely affected or rendered obsolete by any such change. We have no duty, and do not intend, to update or modify this opinion for changes in the applicable law, regulations or interpretations occurring after this date. Similarly, any change in the facts and assumptions stated above, upon which this opinion is based, could modify our conclusions.

         This opinion is furnished solely for the benefit of Esenjay and the Esenjay Stockholders, and is not to be used, circulated, quoted or otherwise referred to for any purpose without our prior written consent. Except as set forth above, we express no opinion to any party as to the tax consequences, whether United States federal, state, local or foreign, of the Merger. Further we express no opinion to any person as to the state, local or foreign tax consequences of the Merger. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

         This opinion letter may be filed as an exhibit to the Form S-4 Registration Statement. Furthermore, we consent to the reference to Porter & Hedges, L.L.P., under the captions "Legal Matters" and "Material Federal Income Tax Consequences of the Merger." In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                     Very truly yours,



                                                     PORTER & HEDGES, L.L.P.